Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CytRx Corporation

Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of CytRx Corporation (the “Company”) of our report dated March 27, 2020, relating to the consolidated financial statements of the Company as of December 31, 2019 and for the year then ended.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Weinberg & Company
Los Angeles, California
October 23, 2020